EXHIBIT 10.32

                            VALENCE TECHNOLOGY, INC.
                        EXECUTIVE OFFICERS' COMPENSATION
                                    FOR 2005

ANNUAL CASH COMPENSATION

BASE COMPENSATION. Set forth below are the base salaries effective for 2005 of our named executive officers. These salaries are reviewed by the Compensation Committee of the Board of Directors annually and are subject to increase.


NAME                                     TITLE                                   BASE SALARY
----                                     -----                                   -----------
Stephan B. Godevais (1)                  Chairman of the Board, Chief             $500,000
                                         Executive Officer and President

Joseph F. Lamoreux (1)                   Chief Operating Officer                  $230,000

Kevin W. Mischnick                       Vice President of Finance and            $150,000
                                         Assistant Secretary

Roger A. Williams                        General Counsel and Assistant            $180,000
                                         Secretary

------------
(1) Please refer to the employment agreements of these executive officers, each of which has been filed with the Securities and Exchange Commission, for the other terms and conditions of their employment.

Bonuses awarded for 2004 in accordance with the foregoing were as follows:

NAME                                     TITLE                                   2004 BONUS
----                                     -----                                   -----------
Stephan B. Godevais                      Chairman of the Board, Chief             n/a
                                         Executive Officer and President

Joseph F. Lamoreux                       Chief Operating Officer                  $3,087

Kevin W. Mischnick                       Vice President of Finance and            n/a
                                         Assistant Secretary

Roger A. Williams                        General Counsel and Assistant            n/a
                                         Secretary


The Compensation Committee of the Board of Directors has not determined the amount of the cash bonus payable to the Principal Accounting Officer as of the date of this filing.

LONG TERM INCENTIVES
--------------------

STOCK OPTIONS AND RESTRICTED STOCK. Executive officers, together with our other employees, are eligible to receive grants of awards under our 1990 Stock Option Plan as amended on October 3, 1997. These awards may be in the form of stock options and/or restricted stock grants. The number of options or restricted shares granted to an executive officer is based upon a number of factors, including, but not limited to, his or her position, salary and performance, the number and/or value of his or her in-the-money outstanding unexercisable options, as well as the performance and goals of the division or function over which each executive officer has primary responsibility.